                                                                     EXHIBIT 1.1


                                PRICING AGREEMENT

                                                                January 22, 1998

Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated,
J.P. Morgan Securities Inc.,
Morgan Stanley & Co. Incorporated,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 24, 1997 (the "Underwriting Agreement"), between the Operating Partnership and Spieker Properties, Inc., a Maryland corporation (the "Company"), on the one hand and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Operating Partnership for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                           Very truly yours,

                           SPIEKER PROPERTIES, L.P.

                           By:   SPIEKER PROPERTIES, INC.

                                 By: /s/    Craig G. Vought
                                     -------------------------------------------
                                     Name:  Craig G. Vought
                                     Title: Executive Vice President
                                              and Chief Financial Officer

                           SPIEKER PROPERTIES, INC.

                                 By: /s/    Craig G. Vought
                                     -------------------------------------------
                                     Name:  Craig G. Vought
                                     Title: Executive Vice President
                                              and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J. P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

By: /s/ Goldman, Sachs & Co.
    ---------------------------------
    (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                             PRINCIPAL AMOUNT OF
                                                            DESIGNATED SECURITIES
   UNDERWRITER                                                 TO BE PURCHASED
   -----------                                              ---------------------
Goldman, Sachs & Co.....................................           $90,000,000
J.P. Morgan Securities Inc..............................            20,000,000
Merrill Lynch, Pierce, Fenner &
Smith Incorporated......................................            20,000,000
Morgan Stanley & Co. Incorporated ......................            20,000,000
                                                                  ------------
Total...................................................          $150,000,000
                                                                  ============

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

    6.75% Notes due January 15, 2008

AGGREGATE PRINCIPAL AMOUNT:

    $150,000,000

INITIAL OFFERING PRICE TO PUBLIC:

    99.71% plus accrued interest, if any, from January 27, 1998.

PURCHASE PRICE BY UNDERWRITERS:

    99.06% plus accrued interest, if any, from January 27, 1998.

FORM OF DESIGNATED SECURITIES:

    Global Form

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

    Same day funds

TIME OF DELIVERY:

    9:30 a.m. (New York City time), January 27, 1998

INDENTURE:

    Indenture dated December 6, 1995, among the Operating Partnership, the Company and State Street Bank and Trust, as Trustee, as supplemented by the Eleventh Supplemental Indenture with First Trust of California, National Association as Trustee

MATURITY:

    January 15, 2008

INTEREST RATE:

    6.75%

INTEREST PAYMENT DATES:

    January 15 and July 15, beginning July 15, 1998.

REDEMPTION PROVISION:

    The Notes may be redeemed at any time at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes.

CLOSING LOCATION:

    Sullivan & Cromwell
    444 South Flower Street
    Los Angeles, California  90071

NAMES AND ADDRESSES OF REPRESENTATIVES:

    Designated Representatives:

        Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated

    Address for Notices, etc.:

        Goldman, Sachs & Co.
        85 Broad Street
        New York, New York  10004

CAPTIONS OF PROSPECTUS:

    "Description of Notes"